UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2019

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

999 18th Street, Suite 1350S
Denver, Colorado 80202
(Address of principal executive offices, zip code)

(303) 640-3838
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On April 17, 2019, Glowpoint, Inc. (“Glowpoint”) issued a press release (the “Press Release”) announcing that it has filed an amendment to its certificate of incorporation that will effect the previously announced 1-for-10 reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.0001 per share. The reverse stock split will become effective at 5:00 PM Eastern Time on April 17, 2019, and Glowpoint’s shares of common stock will begin trading on a split-adjusted basis on the NYSE American at the commencement of trading on April 18, 2019 under Glowpoint’s existing trading symbol “GLOW.” Glowpoint’s common stock has been assigned a new CUSIP number of 379887508 in connection with the reverse stock split.
The above description of the Press Release is qualified in its entirety by reference to the Press Release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date:	April 17, 2019	By:	/s/ Peter Holst
Name: Peter Holst
Title: Chief Executive Officer